PRESS
RELEASE

U.S. Patent Office Again Rejects All Claims of Neste’s ’344 Patent, and District
Court Stays Neste’s Suit on ’094 Patent

For Immediate Release
Wednesday, July 3, 2013
Contact:	Ron Stinebaugh Syntroleum Corporation (281) 224-9862 www.syntroleum.com

TULSA, OK —
On June 26, 2013, the U.S. Patent & Trademark Office (“PTO”) issued an Office Action Closing Prosecution and rejecting all claims in the ongoing inter partes reexamination of Neste Oil’s U.S. Patent No. 8,187,344. The reexamination was initiated by Syntroleum Corporation (Nasdaq / SYNM) in August of 2012 after Neste filed suit against Syntroleum on May 29, 2012 in federal court in the District of Delaware. On January 31, 2013, the District Court stayed the lawsuit pending the final outcome of the PTO’s reexamination of the ’344 patent. Mirroring its prior office action (dated September 14, 2012), the PTO has again rejected both the original claims of the ’344 patent, as well as the amended and new claims submitted by Neste, as obvious in view of the prior art. The reexamination proceedings remain pending at the PTO under Reexam Control Number 95/002,084.

On July 2, 2013, the District Court stayed Neste’s second lawsuit in federal court in the District of Delaware (filed on December 20, 2012) alleging infringement of Neste Oil’s U.S. Patent No. 8,212,094. The ’094 patent covers similar subject matter and shares a common inventor with Neste’s ’344 patent, but adds nothing new to the field of diesel fuels or methods for making same. On March 8, 2013, Syntroleum filed a petition with the PTO seeking inter partes review of the ’094 patent. The District Court’s July 2nd decision was based on the pending request for inter partes review of the ’094 patent. Syntroleum expects a decision from the PTO no later than September 2013 on whether to grant the petition for inter partes review, which is currently pending at the PTO under Trial Number IPR2013-00178.

Syntroleum denies Neste’s infringement claims and will continue to vigorously defend against the Neste patents, and remains confident that its position will be vindicated. Syntroleum has invested substantial time and resources in its proprietary Bio-Synfining® technology and will likewise seek to defend and enforce its intellectual property rights in venues around the world.

About Syntroleum (Nasdaq / SYNM)
Syntroleum Corporation owns the Syntroleum® Process for Fischer-Tropsch (FT) conversion of synthesis gas into liquid hydrocarbons, the Synfining® Process for upgrading FT liquid hydrocarbons into refined petroleum products, and the Bio-Synfining® technology for converting renewable feedstocks into drop-in fuels.  For additional information, visit the Company’s web site at www.syntroleum.com.

This document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as well as historical facts. These forward-looking statements include statements relating to the Fischer-Tropsch (“FT”) process, Syntroleum ® Process, Synfining ® Process, and related technologies including, gas-to-liquids (“GTL”), coal-to-liquids (“CTL”) and biomass-to-liquids (“BTL”), our renewable fuels Bio-Synfining ® Technology (hereinafter “Technologies”), plants based on these Technologies, anticipated cost and schedule to design, construct and operate plants, expected production of fuel, obtaining required financing for these plants and other activities, the value and markets for products, testing, certification, characteristics and use of plant products, the continued development of our Technologies, use of proceeds from our equity offerings, anticipated revenues, availability of catalyst, our support of and relationship with our licensees, and any other forward-looking statements including future growth, cash needs, capital availability, operations, business plans and financial results. When used in this document, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should” and similar expressions are intended to be among the statements that identify forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these kinds of statements involve risks and uncertainties. Actual results may not be consistent with these forward-looking statements. Syntroleum undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. Important factors that could cause actual results to differ from these forward-looking statements are described under “Item 1A. Risk Factors” and elsewhere in our 2012 Annual Report on Form 10K.

® “Syntroleum”, “Synfining”, and “Bio-Synfining” are registered as trademarks and service marks in the U.S. Patent and Trademark Office.